UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14A-101)

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
THE SECURITIES EXCHANGE ACT OF 1934

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a -11(c) or Section 240.14a -12

GOLDEN QUEEN MINING CO. LTD.
(Name of Registrant as Specified In Its Charter)

__________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GOLDEN QUEEN MINING CO. LTD.

NOTICE OF ANNUAL AND SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD AT 10:00 A.M. ON JUNE 6, 2005

The 2005 Annual General Meeting of Shareholders of Golden Queen Mining Co. Ltd. (the “Company”) will be held at 10:00 a.m. Pacific Daylight Time on Monday, June 6, 2005, at the offices of Morton & Company, 1200 - 750 West Pender Street, Vancouver, British Columbia, V6C 2T8, for the following purposes:

1.	To receive the financial statements of the Company for its financial year ended December 31, 2004 together with the report of the independent auditors thereon;

2.	To fix the number of directors at four;

3.	To elect four directors to serve until the next Annual General Meeting of Shareholders or until their respective successors are elected or appointed;

4.	To ratify the appointment of BDO Dunwoody LLP as independent auditors of the Company for the financial year ended December 31, 2005;

5.
To consider and, if thought advisable, to pass, with or without amendment, a special resolution to alter the Notice of Articles of the Company to remove the application of the Pre-existing Company Provisions (as defined in the Business Corporations Act (British Columbia));

6.
To consider and, if thought advisable, to pass, with or without amendment, a special resolution to alter the Notice of Articles of the Company to change the authorized capital to 150,000,000 common shares, all without par value;

7.	To transact any other business which may properly come before the Meeting, or any adjournment or postponement thereof.

The board of directors has fixed April 7, 2005, as the record date for determining shareholders entitled to receive notice of, and to vote at, the Meeting or any adjournment or postponement thereof. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Meeting.

All shareholders are invited to attend the Annual General Meeting in person, but even if you expect to be present at the meeting, you are requested to mark, sign, date and return the enclosed proxy card as promptly as possible in the envelope provided to ensure your representation. All proxies must be received by our transfer agent not less than forty-eight (48) hours, excluding Saturdays, Sundays, and holidays, prior to the time of the meeting in order to be counted. The address of our transfer agent is as follows: Computershare Trust Company of Canada, Proxy Dept., 100 University Ave., 9th Floor, Toronto, ON, M5J 2Y1, fax number, within North America, 1-866-249-7775 and outside North America, (416) 263-9524. Shareholders of record attending the Annual General Meeting may vote in person even if they have previously voted by proxy.

Dated at Vancouver, British Columbia, this ____ day of April, 2005.

BY ORDER OF THE BOARD OF DIRECTORS

                /s/ H. Lutz Klingmann

H. Lutz Klingmann
President and Director

GOLDEN QUEEN MINING CO. LTD.

PROXY STATEMENT AND INFORMATION CIRCULAR

ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 6, 2005

In this Proxy Statement and Information Circular, all references to “$” are references to United States dollars and all references to “C$” are references to Canadian dollars. As at April 7, 2005, one Canadian dollar was equal to approximately $0.82 in U.S. Currency.

GENERAL

The enclosed proxy is solicited by the board of directors of Golden Queen Mining Co. Ltd., a British Columbia corporation (the "Company" or “Golden Queen”), for use at the Annual General Meeting of Shareholders (the “Meeting”) of Golden Queen to be held at 10:00 a.m. Pacific Daylight Time on Monday, June 6, 2005, at the offices of Morton & Company, 1200 - 750 West Pender Street, Vancouver, British Columbia, V6C 2T8, and at any adjournment or postponement thereof.

Our administrative offices are located at 6411 Imperial Avenue, Vancouver, British Columbia, V7W 2J5. This Proxy Statement and the accompanying proxy card are being mailed to our shareholders on or about April 15, 2005.

The cost of solicitation will be borne by the Company. The solicitation will be made primarily by mail. Proxies may also be solicited personally or by telephone by certain of the Company’s directors, officers and regular employees, who will not receive additional compensation therefore. In addition, the Company will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding solicitation materials to beneficial owners. The total cost of proxy solicitation, including legal fees and expenses incurred in connection with the preparation of this Proxy Statement and Information Circular, is estimated to be $12,000.

APPOINTMENT OF PROXYHOLDER

The persons named as proxyholder in the accompanying form of proxy were designated by the management of the Company ("Management Proxyholder"). A shareholder desiring to appoint some other person ("Alternate Proxyholder") to represent him at the Meeting may do so by inserting such other person's name in the space indicated or by completing another proper form of proxy. A person appointed as proxyholder need not be a shareholder of the Company. All completed proxy forms must be deposited with Computershare Investor Services Inc. not less than forty-eight (48) hours, excluding Saturdays, Sundays, and holidays, before the time of the Meeting or any adjournment of it unless the chairman of the Meeting elects to exercise his discretion to accept proxies received subsequently.

EXERCISE OF DISCRETION BY PROXYHOLDER

The proxyholder will vote for or against or withhold from voting the shares, as directed by a shareholder on the proxy, on any ballot that may be called for. In the absence of any such direction, the Management Proxyholder will vote in favour of matters described in the proxy. In the absence of any direction as to how to vote the shares, an Alternate Proxyholder has discretion to vote them as he or she chooses.

The enclosed form of proxy confers discretionary authority upon the proxyholder with respect to amendments or variations to matters identified in the attached Notice of Meeting and other matters which may properly come before the Meeting. At present, Management of the Company knows of no such amendments, variations or other matters.

PROXY VOTING

Registered Shareholders

If you are a registered shareholder, you may wish to vote by proxy whether or not you attend the Meeting in person. If you submit a proxy, you must complete, date and sign the Proxy, and then return it to the Company's transfer agent, Computershare Investor Services Inc. by fax within North America at 1-866-249-7775, outside North America at (416) 263-9524, or by mail or by hand delivery at 100 University Avenue, 9th Floor, Toronto, Ontario,

M5J 2Y1 not less than 48 hours (excluding Saturdays, Sundays and holidays) before the Meeting or the adjournment thereof at which the Proxy is to be used.

Beneficial Shareholders

The following information is of significant importance to shareholders who do not hold Shares in their own name. Beneficial Shareholders should note that the only proxies that can be recognized and acted upon at the Meeting are those deposited by registered shareholders (those whose names appear on the records of the Company as the registered holders of Shares).

If Shares are listed in an account statement provided to a shareholder by a broker, then in almost all cases those Shares will not be registered in the shareholder's name on the records of the Company. Such Shares will more likely be registered under the names of the shareholder's broker or an agent of that broker. In the United States, the vast majority of such Shares are registered under the name of Cede & Co. as nominee for The Depository Trust Company (which acts as depositary for many U.S. brokerage firms and custodian banks), and in Canada, under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as nominee for many Canadian brokerage firms).

Intermediaries are required to seek voting instructions from Beneficial Shareholders in advance of shareholders' meetings. Every intermediary has its own mailing procedures and provides its own return instructions to clients.

If you are a Beneficial Shareholder:

You should carefully follow the instructions of your broker or intermediary in order to ensure that your shares are voted at the Meeting.

The form of proxy supplied to you by your broker will be similar to the Proxy provided to registered shareholders by the Company. However, its purpose is limited to instructing the intermediary on how to vote on your behalf. Most brokers now delegate responsibility for obtaining instructions from clients to ADP Investor Communication Services ("ADP") in the United States and in Canada. ADP mails a voting instruction form in lieu of a Proxy provided by the Company. The voting instruction form will name the same persons as the Company's Proxy to represent you at the Meeting. You have the right to appoint a person (who need not be a Beneficial Shareholder of the Company), other than the persons designated in the voting instruction form, to represent you at the Meeting. To exercise this right, you should insert the name of the desired representative in the blank space provided in the voting instruction form. The completed voting instruction form must then be returned to ADP by mail or facsimile or given to ADP by phone or over the internet, in accordance with ADP's instructions. ADP then tabulates the results of all instructions received and provides appropriate instructions respecting the voting of Shares to be represented at the Meeting. If you receive a voting instruction form from ADP, you cannot use it to vote Shares directly at the Meeting - the voting instruction form must be completed and returned to ADP, in accordance with its instructions, well in advance of the Meeting in order to have the Shares voted.

Although as a Beneficial Shareholder may not be recognized directly at the Meeting for the purposes of voting Shares registered in the name of your broker, you, or a person designated by you, may attend at the Meeting as proxyholder for your broker and vote your Shares in that capacity. If you wish to attend at the Meeting and indirectly vote your Shares as proxyholder for your broker, or have a person designated by you do so, you should enter your own name, or the name of the person you wish to designate, in the blank space on the voting instruction form provided to you and return the same to your broker in accordance with the instructions provided by such broker, well in advance of the Meeting.

Alternatively, you can request in writing that your broker send you a legal proxy which would enable you, or a person designated by you, to attend at the Meeting and vote your Shares.

REVOCATION OF PROXIES

In addition to revocation in any other manner permitted by law, a registered shareholder who has given a proxy may revoke it by:

(a)
Executing a proxy bearing a later date or by executing a valid notice of revocation, either of the foregoing to be executed by the registered shareholder or the registered shareholder’s authorized attorney in writing, or, if the shareholder is a corporation, under its corporate seal by an officer or attorney duly authorized, and by delivering the proxy bearing a later date to Computershare Investor Services Inc. at any time up to and including the last business day that precedes the day of the Meeting or, if the Meeting is adjourned, the last business day that precedes any reconvening thereof, or to the chairman of the Meeting on the day of the Meeting or any reconvening thereof, or in any other manner provided by law, or

(b)	Personally attending the meeting and voting the registered shareholders’ shares.

A revocation of a proxy will not affect a matter on which a vote is taken before the revocation.

Only registered shareholders have the right to revoke a Proxy. Non-Registered Holders who wish to change their vote must, at least seven days before the Meeting, arrange for their respective Intermediaries to revoke the Proxy on their behalf.

VOTING PROCEDURE

A quorum for the transaction of business at the Meeting is at least two persons present in person being shareholders entitled to vote at the Meeting or duly appointed proxies or representatives for absent shareholders so entitled. Broker non-votes occur when a person holding shares through a bank or brokerage account does not provide instructions as to how his or her shares should be voted and the broker does not exercise discretion to vote those shares on a particular matter. Abstentions and broker nonvotes will be included in determining the presence of a quorum at the Meeting. However, an abstention or broker non-vote will not have any effect on the outcome for the election of directors.

Shares for which proxy cards are properly executed and returned will be voted at the Meeting in accordance with the directions noted thereon or, in the absence of directions, will be voted "FOR" the fixing of the number of directors at four, “FOR” the election of each of the nominees to the board of directors named on the following page, and "FOR" the special resolution to alter the Notice of Articles of the Company to remove the application of the Pre-existing Company Provisions and “FOR” the special resolution to alter the Notice of Articles of the Company to change the authorized capital to 150,000,000 common shares. It is not expected that any matters other than those referred to in this Proxy Statement will be brought before the Meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their discretion with respect to such matters.

VOTING SECURITIES AND PRINCIPAL HOLDERS OF VOTING SECURITIES

On April 7, 2005 (the “Record Date”) there were 61,190,446 shares of our common stock (the "Common Stock"), issued and outstanding, each share carrying the right to one vote. Only shareholders of record at the close of business on the Record Date will be entitled to vote in person or by proxy at the Meeting or any adjournment thereof.

To the knowledge of the Directors and executive officers of the Company, the beneficial owners or persons exercising control or P over Company shares carrying more than 5% of the outstanding voting rights are:

Name and Address	Number of Shares(1)(2)	Approximate % of Total Issued
Landon T. Clay	14,815,227(2)	24.21%
Harris Clay	6,555,530	10.71%

(1)	The above information was supplied to the Company by the shareholders and from the insider reports available at www.sedi.com or www.edgar.com.
(2)	The holdings represent all known registered and beneficial ownership.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except as disclosed herein, no Person has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in matters to be acted upon at the Meeting other than the election of directors and the appointment of auditors and as set out herein. For the purpose of this paragraph, “Person” shall include each person: (a) who has been a director, senior officer or insider of the Company at any time since the commencement of the Company’s last fiscal year; (b) who is a proposed nominee for election as a director of the Company; or (c) who is an associate or affiliate of a person included in subparagraphs (a) or (b).

PROPOSAL 1

NUMBER OF DIRECTORS

The board of directors proposes to fix the number of Directors of the Company at four. Under British Columbia corporate legislation, a public company is required to have a minimum of three directors. In addition, a public company is required to have an audit committee that must be composed of at least three members. Each audit committee member must be an independent director of the Company and financially literate. Accordingly, the Company has determined that fixing the number of directors at four is required to meet these requirements. Our articles permit the number of directors to be set by ordinary resolution of shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" SETTING THE NUMBER OF DIRECTORS AT FOUR.

PROPOSAL 2

ELECTION OF DIRECTORS

The board of directors proposes that the following four nominees be elected as directors at the Meeting, each of whom will hold office until the expiration of their term or until his or her successor shall have been duly appointed or elected and qualified: H. Lutz Klingmann, Edward G. Thompson, Gordon C. Gutrath, Chester Shynkaryk.

Unless otherwise instructed, it is the intention of the persons named as proxies on the accompanying proxy card to vote shares represented by properly executed proxies for the election of such nominees. Although the board of directors anticipates that the four nominees will be available to serve as directors of Golden Queen, if any of them should be unwilling or unable to serve, it is intended that the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the board of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE.

The following table sets out the names of the nominees; their positions and offices in the Company; principal occupations; the period of time that they have been directors of the Company; and the number of shares of the Company which each beneficially owns or over which control or direction is exercised.

Name, Residence and Present Position with the Company	Director Since	# Shares Beneficially Owned, Directly or Indirectly, or Over Which Control or Direction is Exercised(3)	Principal Occupation (1)
H. LUTZ KLINGMANN Director, President 6411 Imperial Avenue West Vancouver, BC V7W 2J5 Canada	March 1, 2001	692,000[4]
Mr. Klingmann was appointed president of the  Company on November 29, 2002. He also acts as a  director of Minto Explorations, Ltd. and has served as  such since its inception in 1993. Mr. Klingmann is a  registered professional engineer.

CHESTER SHYNKARYK(2) Director 9478 Thomas Drive Richmond, BC V7E 5Y4 Canada	November 21, 1985	550,000[4]
Mr. Shynkaryk’s principal occupation is president  and director of Vision Coatings Group. Mr.  Shynkaryk served as the president of the Company  from 1985 to 1995, and as Secretary from 1996 to  2004. In addition, he serves as a director of  Consolidated Global Minerals Ltd.

GORDON C. GUTRATH(2) Director 4482 Quesnel Drive Vancouver, BC V6L 2X6 Canada	August 14, 1987	505,000[4]
Mr. Gutrath’s principal occupation is president of Atled  Exploration Management Ltd. As the founder of  Queenstake Resources in 1977, he served as its  president from 1977 until 1985. Mr. Gutrath is a  professional geologist and a registered professional  engineer in British Columbia.

EDWARD G. THOMPSON(2) Director 111 Moore Avenue Toronto, Ontario M4T 1V7 Canada	November 25, 1994	629,500[4]
Mr. Thompson’s principal occupation is president of E.G. Thompson Mining Consultants, Inc. He was  elected Chairman of the Company effective January  29, 1997 and was appointed president and chief  executive officer of the Company on February 28,  2000, and served as such until November 29, 2002.  Since 1990, he has also served as president of E.G.  Thompson Mining Consultants Inc., which he owns.  He is also chairman of Sparton Resources Inc. and  president Consolidated Thompson-Lundmark Gold  Mines Ltd. He serves on the board of directors of  Adrian Resources Ltd., Aurogin Resources, Freewest  Resources (Canada), Sparton Resources, Inc. and  Western Troy Capital Resoucse, Inc. Mr. Thompson  graduated from the University of Toronto in 1959 with  a degree in mining geology and in 1960 he earned a  degree in economic geology.

[1]	Unless otherwise stated above, any nominees named above not elected at the last annual general meeting have held the principal occupation or employment indicated for at least five years.
[2]	Member of Audit Committee.
[3]	Based upon information furnished to Golden Queen by either the directors and executive officers or obtained from the stock transfer agent of Golden Queen.
[4]
These amounts include beneficial ownership of securities not currently outstanding but which are reserved for immediate issuance on exercise of options. In particular, these amounts include, respectively for each director or officer, shares issuable upon exercise of options as follows: 450,000 shares issuable to Edward G. Thompson; 440,000,000 shares issuable to Chester Shynkaryk; 400,000 shares issuable to Gordon C. Gutrath and 650,000 shares issuable to H. Lutz Klingmann.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Common Stock as of April 7, 2005 by:

(i)	each director of Golden Queen;
(ii)	each of the Named Executive Officers of Golden Queen; and
(iii)	all directors and executive officers as a group.

Except as noted below, Golden Queen believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole voting and investment power with respect to such shares.

Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership[1]	Percent of Class [2]
Common Stock	Edward G. Thompson 111 Moore Avenue Toronto, Ontario M4T 1V7	629,500	1.03%
Common Stock	Chester Shynkaryk 9478 Thomas Drive Richmond, BC V7E 5Y4	550,000	0.90%
Common Stock	Gordon C. Gutrath 4482 Quesnel Drive Vancouver, BC V6L 2X6	505,000	0.83%
Common Stock	H. Lutz Klingmann 6411 Imperial Avenue West Vancouver, BC V7W 2J5	692,000	1.13%
Common Stock	All directors and officers as a group (4 persons)	2,376,500	3.88%

[1]	Based upon information furnished to Golden Queen by either the directors and executive officers or obtained from the stock transfer agent of Golden Queen.

[2]	Based upon a total of 61,190,446 shares of common stock issued and outstanding as at April 7, 2005, and includes in each case any stock underlying vested options granted to each person listed.

[3]
These amounts include beneficial ownership of securities not currently outstanding but which are reserved for immediate issuance on exercise of options. In particular, these amounts include, respectively for each director or officer, shares issuable upon exercise of options as follows: 450,000 shares issuable to Edward G. Thompson; 440,000,000 shares issuable to Chester Shynkaryk; 400,000 shares issuable to Gordon C. Gutrath and 650,000 shares issuable to H. Lutz Klingmann.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Golden Queen's directors, executive officers and persons who own more than 10% of a registered class of Golden Queen’s securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of Sense. Directors, executive officers and greater than 10% shareholders are required by SEC regulation to furnish Golden Queen with copies of all Section 16(a) reports they file.

To Golden Queen’s knowledge, based solely on a review of Forms 3 and 4, as amended, furnished to it during its most recent fiscal year, and Form 5, as amended, furnished to it with respect to such year, Golden Queen believes that during the year ended December 31, 2004, its directors, executive officers and greater than 10% shareholders complied with all Section 16(a) filing requirements of the Securities Exchange Act of 1934, however, one director, Chester Shynkaryk, missed a Form 4 filing relating to option exercises during fiscal 2004.

DIRECTORS AND EXECUTIVE OFFICERS

The following table contains information regarding the members and nominees of the board of directors and the Executive of Golden Queen as of the Record Date:

Name	Age	Position	Position Held Since
Edward G. Thompson	68	Director	November 25, 1994
H. Lutz Klingmann	65	Director President	March 1, 2001 November 29, 2002
Chester Shynkaryk	60	Director	November 21, 1985
Gordon C. Gutrath	67	Director	August 14, 1987

All of the officers identified above serve at the discretion of the board of directors and have consented to act as directors of the Company.

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

There are no family relationships among any of the existing directors or executive officers of Golden Queen.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

During the fiscal year ended December 31, 2004, the board of directors held one directors’ meeting. All other matters which required board approval were consented to in writing by all of the Company’s directors.

The board of directors has established an Audit Committee and a Compensation Committee. The board of directors has no standing nominating committee. Each of the Audit and Compensation Committees is responsible to the full board of directors. The functions performed by these committees are summarized below:

Audit Committee. The Audit Committee considers the selection and retention of independent auditors and reviews the scope and results of the audit. In addition, it reviews the adequacy of internal accounting, financial and operating controls and reviews Golden Queen’s financial reporting compliance procedures. The members of the Audit Committee are Chester Shynkaryk, Edward G. Thompson and Gordon C. Gutrath.

In the course of its oversight of our financial reporting process, the directors have: (1) reviewed and discussed with management our audited financial statements for the year ended December 31, 2004; (2) received a report from BDO Dunwoody LLP our independent auditors, on the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees”; (3) received the written disclosures and the letter from the auditors required by Independence Standards Board Statement No. 1, “Independence Discussions with

Audit Committee; and (4) considered whether the provision of non-audit services by the auditors is compatible with maintaining their independence and has concluded that it is compatible at this time.

Based on the foregoing review and discussions, the board has concluded that the audited financial statements should be included in our Annual Report on Form 10-KSB for the year ended December 31, 2004 filed with the SEC.

Compensation Committee. The Compensation Committee reviews and approves the compensation of Golden Queen’s officers, reviews and administers Golden Queen’s stock option plans for employees and makes recommendations to the board of directors regarding such matters. The members of the Compensation Committee are H. Lutz Klingmann, Edward G. Thompson and Chester Shynkaryk.

Nominating Committee. No Nominating Committee has been appointed. Nominations of directors are made by the board of directors. The Directors are of the view that the present management structure does not warrant the appointment of a Nominating Committee.

DIRECTORS COMPENSATION

There are no standard arrangements pursuant to which directors of Golden Queen are compensated for services provided as a director or members of committees of the board of directors. The directors of Golden Queen did not receive any compensation for the year ended December 31, 2004 for services provided as a director or member of a committee of the board of directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth all compensation paid or earned for services rendered to the Company in all capacities during the fiscal years ended December 31, 2002, 2003 and 2004 by Golden Queen’s president and chief executive officer (“CEO”) and each executive officer who earned over US$100,000 in total salary and bonus during the three most recently completed financial years, for services rendered to the Company.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Annual Compensation				Long Term Compensation
	Year (b)	Salary ($) (c)	Bonus ($) (d)	Other Annual Compensation ($) (e)	Awards	Payouts
					Securities Under Options/SARs Granted (#) (f)	Restricted Shares Or Restricted Share Units ($) (g)	LTIP Payouts ($) (h)	All other Compensation ($) (i)
H. Lutz Klingmann[1] President	2004	$107,340	Nil	Nil	Nil	Nil	Nil	Nil
	2003	$68,626	Nil	Nil	225,000	Nil	Nil	Nil
	2002	Nil	Nil	Nil	75,000	Nil	Nil	Nil

[1]	Mr. Klingmann was appointed President on November 29, 2002. He is a member of the Audit Committee and the Compensation Committee.

OPTION/SAR GRANTS DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR

During the fiscal year ended December 31, 2004, the Company granted no incentive stock options and no SARs (stock appreciation rights) to the Named Executive Officers.

AGGREGATED OPTION/SAR EXERCISES DURING THE MOST RECENTLY COMPLETED FINANCIAL YEAR AND FINANCIAL YEAR-END OPTION/SAR VALUES

The following stock options were exercised by the Named Executive Officer during the Company’s fiscal year ended December 31, 2004:

Name	Shares acquired on exercise (#)	Value realized ($)	Number of securities underlying unexercised options/SARs at FY-end (#) Exercisable/ Unexercisable	Value of unexercised in- the-money options/ SARs at FY-end ($) Exercisable/ Unexercisable
H. Lutz Klingmann	65,000	$44,200	300,000/ nil	nil

OPTION AND SAR REPRICINGS

There was no repricing of options or SAR’s held by Named Executive Officers during the Company’s fiscal year ended December 31, 2004.

TERMINATION OF EMPLOYMENT, CHANGE IN RESPONSIBILITIES AND EMPLOYMENT CONTRACTS

There are currently no employment contracts in place with the directors and officers of Golden Queen.

COMPENSATION COMMITTEE

Composition of the Compensation Committee

The members of the Compensation Committee during the year ended December 31, 2004 were Edward G. Thompson, Chester Shynkaryk and H. Lutz Klingmann. Mr. Shynkaryk was president of the Company until December 1, 1995 and has served as the Secretary of the Company since such time. Mr. Thompson served as president until November 29, 2002 at which time Mr. Klingmann accepted the position. Mr. Klingmann is the president of the Company.

Report on Executive Compensation

The Compensation Committee of the board of directors is responsible for reviewing and approving the remuneration of the senior management of the Company, including the President and chief executive officer. The guiding philosophy of the Compensation Committee in the determination of executive compensation is ensuring that the Company is able to attract the best possible candidates for management positions, given the high level of competition for competent management in the mining industry, and to align the interests of management with those of the Company’s shareholders.

The Company’s executive compensation policies are designed to recognize and reward individual contribution, performance and level of responsibility and ensure that the compensation levels remain competitive with other precious metals development and mining companies. The key components of total compensation are base salary and incentives.

The Compensation Committee uses industry compensation data as a basis for determining appropriate base salary ranges. Within these ranges, the base salaries are established to reflect the individual executive's proven and expected contribution and responsibility.

Stock options are granted to executive officers to align the financial interests of management with the interests of shareholders of the Company and to encourage executive officers to focus on strategies and results that enhance shareholder value in the longer term. The number of options to purchase Common Shares granted to each individual will depend largely on his level of responsibility and contribution to the Company’s performance.

The Compensation Committee considers, on an ongoing basis, the appropriateness and effectiveness of the Company’s executive compensation policies, given prevailing circumstances.

Submitted by the Compensation Committee.

EDWARD G. THOMPSON (Chairman)
H. LUTZ KLINGMANN
CHESTER SHYNKARYK

PERFORMANCE GRAPH

The following graph tracks the percentage change in the Company’s share price compared to the percentage change in the TSX Gold and Precious Metal Index for the fiscal years ended 2000 – 2001 and the S&P/TSX Gold Index for the fiscal years ended December 31, 2002 - 2004.

	December 31, 2000	December 31, 2001	December 31, 2002	December 31, 2003	December 31, 2004
Company	100	46.4	321.4	192.9	142.9
S&P/TSX Gold Index	100	165	195	203	207

COMPENSATION OF DIRECTORS

The Company does not pay director’s fees. It is currently the policy of the Company to grant options to purchase Common Shares to its directors under the Company’s 1996 Stock Option Plan (the “Plan”). Generally, each director is initially granted options to purchase an aggregate of 115,000 Common Shares and such additional number of Common Shares as may be appropriate in particular circumstances given other responsibilities assumed by the director in the Company’s affairs and contributions made by such director to the Company. Additional options are granted from time to time to the extent deemed appropriate.

The Plan provides for the issuance of options to purchase Common Shares to the directors, officers and employees of the Company and its subsidiaries. The Plan is administered by the Compensation Committee of the board of directors of the Company. The Plan provides that a maximum of 3,300,000 Common Shares will be reserved, set aside and made available for issuance pursuant to options granted from time to time under the Plan, provided that, under the terms of the Plan, no person is entitled to be granted options to purchase Common Shares constituting more than 5% of the number of outstanding Common Shares.

The Plan provides that the exercise price of each option granted shall not be less than the market price of the Common Shares on the TSX on the trading day prior to the day on which the option is granted. The Plan provides that all options granted under such plan will expire not later than five years after the date of grant and, unless otherwise specifically determined at the time of the grant of any option, all options granted under the Plan expire 39 months after the date on which they are granted.

Options granted to employees of the Company and its subsidiaries under the Plan will vest, as to one-third of the number of Common Shares issuable upon the exercise of the options granted, on the date of grant and, as to an additional one-third of such number of Common Shares, on each of the next two anniversaries of such date. Options granted under the Plan to other persons vest immediately on the date of grant.

Options granted under the Plan are not transferable, other than by will or other testamentary instrument or the laws of succession. The Plan provides that where an optionee is dismissed, removed or otherwise ceases to be a director, officer or employee of the Company or its subsidiaries (other than for cause or as a result of his or her retirement or death), all unexercised options held by such person terminate on the earlier of 60 days after the optionee ceases to be a director, officer or employee of the Company or its subsidiaries or the normal expiry date of such unexercised options. Under the Plan, an optionee who retires at or after the age of 60 or after 20 years of employment by the Company or any of its subsidiaries may exercise vested options held by him or her at the date of retirement in accordance with the terms of such options as though the optionee had not retired. Options held by an optionee under the Plan at the time of his or her death will terminate on the earlier of one year after the date of death of the optionee or the normal expiry date of such options. In the event that an optionee is dismissed as a director, officer or employee of the Company or one of its subsidiaries for cause, all unexercised options held by such person immediately terminate.

No options to purchase Common Shares were granted to the directors of the Company for the Company’s financial year ended December 31, 2004.

There are no other arrangements under which directors of the Company were compensated by the Company during the year ended December 31, 2004 for their services in their capacity as directors and, without limiting the generality of the foregoing, no additional amounts are payable under any standard arrangements for committee participation or special assignments, except that the Articles of the Company provide that the directors are entitled to be paid reasonable traveling, hotel and other expenses incurred by them in the performance of their duties as directors. The Company’s Articles also provide that if a director is called upon to perform any professional or other services for the Company that, in the opinion of the directors, is outside of the ordinary duties of a director, such director may be paid a remuneration to be fixed by the directors and such remuneration may be either in addition to or in substitution for any other remuneration that such director may be entitled to receive.

The aggregate direct remuneration paid or payable by the Company and its subsidiary (the financial statements of which are consolidated with those of the Company) to the directors and senior officers of the Company during the financial year ended December 31, 2004 was $114,840, $107,340 of which was paid to Mr. Klingmann for his services as president of the Company and $7,500 of which was paid to Chester Shynkaryk for consulting services. No other compensation was paid or given during the year for services rendered by the directors in such capacity, and no additional amounts were payable at year-end under any standard arrangements for committee participation or special assignments.

For the 2004 fiscal year, no options to purchase Common Shares were granted to the directors of the Company as a group.

REPORT OF CORPORATE GOVERNANCE

The TSX has adopted certain guidelines (the “Guidelines”) for listed companies regarding recommended corporate governance policies and practices. These Guidelines deal with the principal areas of responsibility of the board of directors and its committees and the composition of the board and these committees. This report reviews the Company’s corporate governance procedures and practices in comparison to the Guidelines.

Mandate and Responsibility of the Board

The board of directors of the Company is responsible for supervising management in carrying on the business and affairs of the Company. During the year ended December 31, 2004, the board held two meetings. Directors are required to exercise their powers with reasonable prudence in the best interests of the Company. As recommended by the Guidelines, the board has expressly confirmed its commitment to the principles set out in the Guidelines and has accepted and confirmed its responsibility for overseeing management’s performance in the following particular areas as set out in the Guidelines:

  the strategic planning process of the Company;
  identification and management of the principal risks associated with the business of the Company;
  planning for succession of management;
  the Company’s policies regarding communications with its shareholders and others;
  the establishment by the Company of, and compliance with, appropriate environmental policies; and
  the integrity of the internal controls and management information system of the Company.

In carrying out its mandate, the board relies primarily on management to provide it with regular detailed reports on the operations of the Company and its financial position. The board reviews and assesses these reports and other information provided to it at meetings of the full board and its committees. The Company’s former president and chief executive officer, Edward G. Thompson, was a member of the board, and the Company’s present president, H. Lutz Klingmann, is a member of the board, giving the board direct access to information on his areas of responsibility. Other management personnel attend board meetings on request to provide information and answer questions.

The reports and information provided to the board on a regular basis discuss the Company’s operations with respect to the exploration and development of the Soledad Mountain Project and include such matters as the permitting process, property acquisitions, staff additions and changes, financing and investor relations activities, expenditures and results of operations and the procedures followed to monitor and manage the risks associated with the Company’s operations. At least semi-annually, management reports to the board on its strategic and business plan, performance relative to that plan and any changes in the plan. From time to time, members of the board may be involved with management in developing recommendations to the full board on particular issues such as acquisitions or financings. Certain areas of the board’s responsibility are delegated to regular or special committees of the board which report back to the full board on their considerations.

The Guidelines recommend that a board of directors and the chief executive officer should develop position descriptions and that the board of directors should approve or develop the corporate objectives which the chief executive officer is responsible for meeting. The mandate of the board has been established as overseeing the conduct of the business of the Company and supervising management. In connection with the appointment of H. Lutz Klingmann in November 2002 as the president, the board confirmed the corporate objectives which the president is responsible for meeting.

The Guidelines recommend that a board of directors should have in place appropriate structures and procedures to ensure that it can function independently of management. The board considers that Mr. Klingmann’s occupation of the position of president is not of such a nature as would prevent the board from effectively functioning independently of management. The Board is prepared to meet without management present any time it is considered necessary or appropriate.

The Guidelines recommend that a board of directors should implement a system which enables an individual director to engage an outside adviser at the expense of the corporation in appropriate circumstances. While the board has not formalized any such system, the members of the board are aware that they have the right to retain outside advisers, at the Company’s expense, when appropriate. The Guidelines recommend that a board of directors should examine its size with a view to its effectiveness. The board is satisfied that its current size is appropriate to effectively perform its duties.

Composition of the Board

The Guidelines recommend that a board of directors should be constituted with a majority of individuals who qualify as “unrelated directors”. An unrelated director is defined as a director who is independent of management and is free from any interest and any business or other relationship which could, or could reasonably be perceived to, materially interfere with the director's ability to act with a view to the best interests of the corporation, other than interests and relationships arising from shareholding. Based on this definition, the board has determined, as recommended by the Guidelines, that the board has a majority of unrelated directors, since three of the Company’s four directors qualify as unrelated directors. Mr. Klingmann is a related director. The Board does not have a “significant shareholder” within the meaning of the Guidelines.

The Chairman of the Board, Edward G. Thompson, was not a member of management of the Company until he acted as President and Chief Executive Officer from of February 29, 2000 to November 29, 2002.

Committees of the Board

The Guidelines recommend that the committees of a board of directors generally should be composed of outside directors, a majority of whom are unrelated directors. The board has had two standing committees: the Audit Committee and the Compensation Committee, each comprised of one related director and two unrelated directors. The Audit Committee held no meetings during the year ended December 31, 2004. The Company does not have an Executive Committee.

The Guidelines recommend that the audit committee of a board of directors should be composed only of outside directors. The Audit Committee reviews and recommends for approval by the board the Company’s annual and six-month interim financial statements and all external financial reporting. It also reviews and follows up on major findings of financial audits to ensure the Company has an effective system of internal controls. The Audit Committee has direct access to the Company’s external auditors to discuss and review specific issues as appropriate.

The Guidelines recommend that a board of directors should review the compensation of directors. The Compensation Committee has responsibility for matters relating to executive and director compensation and planning for the succession of management of the Company.

The Guidelines recommend that a board of directors should appoint a nominating and governance committee of directors composed exclusively of outside directors to propose new nominees to the board of directors and assess directors on an ongoing basis. Although the Company does not have a nominating and governance committee, the board is satisfied that in view of size and composition of the board, it is more efficient and cost effective for the full board to perform the duties of the nominating and governance committee as set out in the Guidelines. The board recruits new directors as needed from time to time. Any appointment of a new director requires board approval and is subject, ultimately, to approval by the shareholders of the Company at the next annual general meeting of shareholders of the Company.

The Guidelines recommend that a board of directors should implement a process for assessing the effectiveness of the board as a whole, the committees of the board and the contribution of individual directors and provide an orientation and education program for new directors. The board as a whole is responsible for the orientation and education of new directors and the evaluation of the effectiveness of the board and its committees and the performance of directors. The board assesses and will make any changes necessary to improve board effectiveness and will consider and, if deemed advisable, establish a formal process of identifying, recruiting, appointing, reappointing and providing ongoing development for directors.

The Guidelines recommend that a board of directors should expressly assume responsibility for developing the corporation’s approach to governance issues. The board as a whole takes responsibility for developing the Company’s approach to corporate governance issues, including, among other things, the Company’s response to the Guidelines.

Decisions Requiring Approval of the Board

Although the board has delegated responsibility for the day to day management of the Company to the president and chief executive officer, there are certain significant decisions which require the prior approval of the board. These include decisions with respect to major capital expenditures, the appointment of and compensation for officers of the Company, the adoption and amendment of incentive plans, share issues and repurchases, financing arrangements and material acquisitions and divestitures. Significant disclosure documents are also subject to board review and approval.

Shareholder Feedback and Concerns

Under the direction of the president and chief executive officer, the Company’s investor relations program includes discussions with individual shareholders and other stakeholders.

Board’s Expectations of Management

The process of setting the board’s expectations of management begins with the development of a strategic plan for the Company. Once the strategic plan has been approved by the board, it is management’s responsibility to successfully implement the plan. Management reviews periodically with the board its progress to date on the implementation of the strategic plan. On an annual basis, management also prepares an operating and financial plan for the upcoming year against which short term performance is measured. Performance in relation to the annual plan and other short term objectives is reviewed with the board on a regular basis.

In the board’s opinion, the current corporate governance practices of the Company are adequate and appropriate for a company at its stage of development and are consistent with both the spirit and intent of the Guidelines. The board will continue to review, and change where necessary, its approach to corporate governance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with management and others

The following is in addition to disclosure contained elsewhere herein respecting transactions involving management.

On July 8, 2003, one shareholder beneficially holding in excess of 10% of the voting shares of the Company purchased a 6.5% convertible promissory note for the amount of $150,000. The promissory note is due on demand on July 9, 2004 and is convertible into units of the Company at a price of $0.23 per unit, each unit consisting of one common share and one non-transferable detachable share purchase warrant, each whole warrant entitling the holder to purchase one additional common share of the Company at an exercise price of $0.32 for a term of two years.

On January 26, 2004, one shareholder beneficially holding in excess of 10% of the voting shares of the Company purchased 3,000,000 units pursuant to a private placement by the Company for an aggregate purchase price of $1,500,000.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

BDO Dunwoody, LLP, served as Golden Queen’s independent auditors for the fiscal year ending December 31, 2004, and has been appointed by the board of directors to continue as Golden Queen’s independent auditor for Golden Queen’s fiscal year ending December 31, 2005, and until the next annual general meeting of shareholders.

The fees for services provided by BDO Dunwoody LLP to us in each of the fiscal years ended 2003 and 2004 were as follows:

Fees	2003	2004
Audit fees	29,000
Audit related fees	Nil
Tax fees	1,447
All other fees	Nil

Although the appointment of BDO Dunwoody, LLP, is not required to be submitted to a vote of the shareholders, the board of directors believes it appropriate as a matter of policy to request that the shareholders ratify the appointment of the independent public accountant for the fiscal year ending December 31, 2005. In the event a majority of the votes cast at the meeting are not voted in favor of ratification, the adverse vote will be considered as a direction to the board of directors of Golden Queen to select other auditors for the fiscal year ending December 31, 2005.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF BDO DUNWOODY, LLP, AS GOLDEN QUEEN'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2005.

PROPOSAL 4

REMOVAL OF PRE-EXISTING COMPANY PROVISIONS

BACKGROUND

Transition to new B.C. Corporations Act

Effective March 29, 2004, the Business Corporations Act (British Columbia) (the “New Act”) replaced the previous Company Act (British Columbia) (the “Old Act”). As a consequence, all BC companies are now governed under the New Act. Every British Columbia company must transition to the New Act within two years from the coming into force of the New Act. Companies that have not completed the transition cannot complete various corporate actions, including capital alterations or name changes.

Under the New Act certain “Pre-Existing Company Provisions” or “PCPs” continue to apply to the Company unless such provisions are removed by way of special resolution of the shareholders. Removal of the PCPs would bring complete the transition of the Company to the New Act by removing the application of provisions under the Old Act. Until removed, the PCPs will have the following effects relevant to the Company:

  At the 2004 Annual Shareholder Meeting, shareholders passed a special resolution approving the reduction of the requisite majority to pass a special resolution to two-thirds. The special resolution cannot take effect until the PCP’s are removed.

  a repurchase or redemption of shares can only be offered pro-rata to all shareholders. This provision was required under the Old Act, and has been removed under the New Act. The Company is proposing to remove this requirement.

PROPOSAL

The board of directors of the Company proposes to remove the PCPs. The removal of the PCPs requires the affirmative vote of not less than 75% of the votes cast at the Meeting by shareholders of the Company, present in person or by proxy. Accordingly, the Company’s shareholders will be asked to consider and, if thought advisable, to pass, with or without amendment, a special resolution as follows:

“BE IT RESOLVED, as a Special Resolution, THAT:

(a)	the Pre-Existing Company Provisions set forth in Part 16 of the Regulations to the Business Corporations Act are hereby removed and no longer apply to the Company;

(b)
any director of the Company is authorized to instruct its agents to file a Notice of Alteration to a Notice of Articles with the Registrar of Companies along with all other necessary documents and take such further actions that may be necessary to effect the amendment; and

(c)
the board of directors is hereby authorized, at any time in its absolute discretion, to determine whether or not to proceed with the above resolutions without further approval, ratification or confirmation by the shareholders.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE REMOVAL OF THE PRE-EXISTING COMPANY PROVISIONS.

PROPOSAL 5

INCREASE OF AUTHORIZED CAPITAL

The Company proposes to alter its Notice of Articles to increase the Company’s authorized capital from 100,000,000 common shares without par value and 3,000,000 preferred shares without par value to 150,000,000 common shares without par value and 3,000,000 preferred shares without par value.

The Company currently has no specific proposals or agreements for offers or sales of its common shares. The Company expects that costs associated with developing a mine at its Soledad Mountain project may require additional equity financing, however any specific financing proposal would follow the completion of the updated feasibility study on the project. Any mine project financing or series of financings could result in the allotment of additional common shares that would exceed the Company’s current authorized capital, accordingly the Company believes that it is prudent to increase the authorized capital at this time.

The rights, privileges, preferences and restrictions applicable to the Company’s common shares will not be affected by the proposed change to the authorized capital. There are currently no provisions in the current or proposed Articles or agreements to which the Company is a party or is aware of, or any other facts or circumstances, that would give the Company a basis to conclude that the increase in authorized capital would have the effect of delaying, deferring or preventing a potential change in control. All proposed share issuances by the Company are subject to the prior review and approval of The Toronto Stock Exchange and accordingly the ability of the management of the Company to issue shares or implement shareholder rights plans that could have the effect of making it more difficult for a third party to acquire a controlling interest in the Company would be subject to prior review and approval of the Exchange. The rules of the Exchange provide regulatory review requirements over proposed share issuances, including review of timing, pricing, percentage being issued and identification of purchasers involved in each share issuance.

Issuance of additional common shares of the Company may result in dilution to some or all existing shareholders depending on the pricing of the common shares being issued. As the Company is listed on The Toronto Stock Exchange, all pricing is subject to prior Exchange approval as described above, and accordingly it is not anticipated that the proposed increase in the authorized share capital will affect the risk of dilution to existing shareholders.

The resolution to increase the authorized capital must be passed by not less than 75% of the votes cast by the shareholders present in person or by proxy at the Meeting. Accordingly, the Company’s shareholders will be asked to consider and, if thought advisable, to pass, with or without amendment, a special resolution as follows:

“BE IT RESOLVED, as a Special Resolution, THAT:

(a)	the number of common shares authorized to be issued be increased to 150,000,000 common shares without nominal or par value and the Company’s Notice of Articles be altered accordingly;

(b)
any director of the Company is instructed to authorize its agents to file a Notice of Alteration to a Notice of Articles with the Registrar of Companies along with all other necessary documents and take such further actions that may be necessary to effect the amendment; and

(c)
the board of directors is hereby authorized, at any time in its absolute discretion, to determine whether or not to proceed with the above resolutions without further approval, ratification or confirmation by the shareholders.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” INCREASING THE AUTHORIZED CAPITAL OF THE COMPANY TO 150,000,000 COMMON SHARES.

OTHER MATTERS

Golden Queen knows of no other matters that are likely to be brought before the Meeting. If, however, other matters not presently known or determined properly come before the Meeting, the persons named as proxies in the enclosed proxy card or their substitutes will vote such proxy in accordance with their discretion with respect to such matters.

PROPOSALS OF SHAREHOLDERS

Meeting Materials sent to Beneficial Owners who have not waived the right to received Meeting Materials are accompanied by a request for voting instructions, Voting Instruction Form (“VIF”). This form is instead of a proxy. By returning the VIF in accordance with the instructions noted on it, a Non-Registered Holder is able to instruct the Registered Shareholder how to vote on behalf of the Non-Registered Shareholder. VIF’s, whether provided by the Company or by an Intermediary, should be completed and returned in accordance with the specific instructions noted on the VIF.

In either case, the purpose of this procedure is to permit Non-Registered Holders to direct the voting of the shares which they beneficially own. Non-Registered Holders receiving a VIF cannot use that form to vote common shares directly at the Meeting - Non-Registered Holders should carefully follow the instructions set out in the VIF including those regarding when and where the VIF is to be delivered. Should a Non-Registered Holder who receives a VIF wish to attend the Meeting or have someone else attend on his/her behalf, the Non-Registered holder may request a legal proxy as set forth in the VIF, which will grant the Non-Registered Holder or his/her nominee the right to attend and vote at the Meeting.

Proposals which shareholders wish to be considered for inclusion in the Proxy Statement and proxy card for the 2005 Meeting of Shareholders must be received by the Secretary of Golden Queen by January 17, 2006, and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and Division 7 of Part 5 of the B.C. Business Corporations Act.

ANNUAL REPORT ON FORM 10-KSB

A COPY OF GOLDEN QUEEN’S COMBINED ANNUAL REPORT TO SHAREHOLDERS AND ANNUAL REPORT ON FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2004 ACCOMPANIES THIS PROXY STATEMENT AND IS IN THE FORM ANNEXED TO THE PROXY STATEMENT AS APPENDIX “B”. AN ADDITIONAL COPY WILL BE FURNISHED WITHOUT CHARGE TO BENEFICIAL SHAREHOLDERS OR SHAREHOLDERS OF RECORD UPON REQUEST TO INVESTOR RELATIONS, GOLDEN QUEEN MINING CO. LTD. AT 6411 IMPERIAL AVENUE, VANCOUVER, BC, V7W 2J5.

Dated at Vancouver, British Columbia, this ____ day of April, 2005.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ H. Lutz Klingmann

President